Exhibit 10.3

April 14, 2004

AXCESS Inc.

3208 Commander Drive

Dallas, Texas 75006

Re:  Series J Preferred Stock

Ladies and Gentlemen:

Ardinger, hereby notifies and directs Axcess International Inc. (the “Company”) to convert Series I Preferred Stock held by Ardinger effective March 31, 2004 into Voting Common Shares of the Company.

1.  Issuance of Common Shares.  Ardinger directs the Company to issue 9,648 shares of Common Stock in exchange for all shares of Series J Preferred Stock and all accrued dividends held by Ardinger at March 31, 2004.

2.  Securities Act Legend; Registration Rights.

2.1                     The Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”).  Certificates representing the Shares shall bear a restrictive legend substantially to the effect of the following:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION.  THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THOSE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.

3.  Representations and Warranties of Ardinger.  Ardinger hereby represents and warrants to the Company as follows:

3.1                     Ardinger is acquiring the Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

3.2                     Ardinger understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in transactions exempt from the registration requirements of the Securities Act, and that Ardinger must hold the Shares indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

3.3                     Ardinger further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts, after compliance with the holding periods and other provisions thereof.

3.4                     Ardinger understands that its investment hereunder involves substantial risks and represents and warrants that it has made such independent examinations and investigations of the Company as it has deemed necessary in making its investment decision, and Ardinger further represents and warrants that it has had sufficient access to the officers, directors, books and records of the Company as it has deemed necessary to conduct such examination and investigation and make such investment decision.

3.5                     Ardinger is able to bear the economic risk of the investment contemplated by this agreement and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this agreement.

4.  Representations and Warranties of AXCESS Inc.  AXCESS hereby represents and warrants to Ardinger as follows:

4.4         Axcess is in the process of registering the voting common shares, which were established for the conversion of the Series I Preferred Stock.

4.5         Axcess will register all 9,648 shares mentioned above within 90 days of the effective date of this agreement at the Company’s expense.

4.6         Upon registration of said shares Ardinger may dispose of any / all shares at his will.

Very truly yours,

H.T. ARDINGER	AXCESS, Inc.

By:	By:	/s/ ALLAN GRIEBENOW

Title:		Title: Chief Executive Officer